EXHIBIT 3.5

OSIRIS THERAPEUTICS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of Osiris Therapeutics, Inc., a Maryland corporation (the “Corporation”), in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at such place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. The Corporation shall hold an annual meeting of the stockholders for the election of directors and the transaction of any other business within the powers of the Corporation on a date and at the time set by the Board of Directors, subject to compliance with applicable federal securities laws relating to annual meetings of stockholders and the solicitation of proxies.

Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the chairman of the board, and shall be called upon the written request of the stockholders entitled to cast at least twenty percent (20%) of all the votes entitled to be cast at the meeting, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors. A written request of stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on at such meeting.  Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Board of Directors shall set the record date and the date, time and place of the special meeting in accordance with Section 4 of Article VII.

Section 4. NOTICE. Not less than twenty (20) nor more than seventy (70) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written, printed or electronically transmitted notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing, if a stockholder’s address is located outside the United States, the notice shall be sent using international mail services and, in addition, notice shall also be sent to such stockholder by e-mail or facsimile at any e-mail address and/or facsimile number provided to the Corporation by the stockholder, as appearing on the records of the Corporation.

Subject to Section 11 and Section 12 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by the chairman of the board, or in his absence the president; provided, however, that the Board of Directors may appoint any stockholder or officer to act as chairman of any meeting in the absence of the chairman of the board and the president. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM; ADJOURNMENT. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. Any meeting of stockholders may be adjourned by the chairman of the board, upon the request of the holders of at least twenty percent (20%) of the stock of the Corporation issued and outstanding and entitled to vote at such meeting, or upon a resolution adopted by, or an affirmative vote of, a majority of the Board of Directors, from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of all the votes cast at the meeting.  If the number of nominees does not exceed the number of directors to be elected, and if a nominee for director who is a director at the time of election does not receive the vote of at least a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors or until the director’s earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, then the Board of Directors may fill any resulting vacancy in accordance with the charter of the Corporation or may decrease the size of the Board of Directors in accordance with Section 2 of Article III. For purposes of this Section 7, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter (including the articles supplementary for any class of preferred stock), each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 10. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and (a) with respect to an election to be held at an annual meeting of the shareholders, received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than ninety (90) days from the date of the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made; and (b) with respect to an election to be held at a special meeting of the stockholders for the election of directors, received not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or on which public announcement of the date of the special meeting is first made, whichever occurs first.

Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) all information about such nominee that is set forth in a questionnaire provided by the Corporation regarding such nominee’s background, qualifications and independence, (v) any other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected) and (vi) a representation on behalf of such nominee that the nominee is not (and will not become) a party to an agreement relating to how the nominee will act or vote on any issue, or  compensation; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination was made,  (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of the shares of the Corporation which are beneficially owned by such stockholder and such beneficial owner,  (iii) a description of any agreement, arrangement, or understanding that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner,  on whose behalf the proposal is made, or any of their respective affiliates or associates the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or such beneficial owner or their respective affiliates and associates with respect to shares of common stock of the Corporation, including but not limited to any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares; and (c) a representation that the stockholder will update or supplement the foregoing information as of the record date for the meeting not later than 10 days after the record date for the meeting.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or on any committee of the Board of Directors. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 11. NOTICE OF BUSINESS AT ANNUAL MEETING. The provisions of this Section 12 are in addition to, and do not waive, any standards in effect under applicable federal law regarding stockholder proposals. At an annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the chairman of the board, the Board of Directors or the president, (ii) otherwise properly brought before the meeting by or at the direction of the chairman of the board, the Board of Directors or the president, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation  not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than ninety (90) days from the date of the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, and the beneficial owner, if any, on whose behalf the proposal was made, (iii) the class and number of shares which are beneficially owned by the stockholder and the beneficial owner, if any, and (iv) any material interest of the stockholder and beneficial owner, if any, in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he shall so determine, he shall so declare to the meeting, and any such business shall not be transacted.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 14. ACTION BY STOCKHOLDERS WITHOUT A MEETING. The holders of common stock of the Corporation entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the Corporation gives notice of the action not later than ten (10) days after the effective date of the action to each holder of the class of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly conferred upon or reserved for stockholders by law, the charter of the Corporation or these Bylaws, all of the powers of the Corporation shall be vested in the Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three (3) nor more than seven (7), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 3. RESIGNATION. Any director may resign at any time by sending a notice of such resignation in writing or by electronic transmission to the principal executive office of the Corporation addressed to the chairman of the board, the president or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at a later time or on the occurrence of an event.

Section 4. REMOVAL. A director may be removed as provided in the charter of the Corporation.

Section 5. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or by a majority of the directors then in office.

Section 7. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, mail, international mail service or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by mail, international mail service or courier shall be given at least 72 hours prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by mail shall be deemed to be given when deposited in the mail properly addressed, with postage thereon prepaid. Notice by courier or mail service shall be deemed to be given when deposited with or delivered to the courier or mail service, as applicable, properly addressed. Notwithstanding the foregoing, if a director’s address is located outside the United States, in addition to notice via the mail, international mail service or courier, notice shall also be sent to the director by e-mail or facsimile at the e-mail address and/or facsimile number provided to the Corporation by the director, as appearing on the records of the Corporation. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 8. QUORUM. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 9. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the charter of the Corporation.

Section 10. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman of the board, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 11. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone, video or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 12. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed or acknowledged by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 13. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). The Corporation elects, at such time as it becomes eligible under Section 3-802(a) and (b) of the Maryland General Corporation Law to make such election, to be subject to Section 3-804(c) of the Maryland General Corporation Law so that, except as may be provided by the Board of Directors in setting the terms of any class or series of shares of stock of the Corporation, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which such vacancy occurred.

Section 14. COMPENSATION. The compensation of directors shall be fixed from time to time by resolution of the Board of Directors, and shall be submitted to the stockholders of the corporation for ratification at the next scheduled annual or special meeting of stockholders thereafter. Compensation may be paid to directors between the time of adoption of a resolution by the Board of Directors fixing compensation of directors and the meeting of stockholders at which ratification of compensation is sought.  Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members one or more committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone, video or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed or acknowledged by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a chairman of the board, a president, a secretary, a chief financial officer and a treasurer and may include a vice chairman of the board, a chief executive officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. No officer need be a stockholder, and any two or more offices except president and vice president may be held by the same person. All officers of the Corporation as between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

Section 2. REMOVAL AND RESIGNATION. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by another officer may be removed, with or without cause, by such appointing officer.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF FINANCIAL OFFICER. The chief financial officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the president. In addition, the chief financial officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

Section 6. CHAIRMAN OF THE BOARD.  The Board of Directors shall appoint a chairman of the board. When present, the chairman shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. The chairman may also hold the position of chief executive officer or president, if so approved or appointed by the Board of Directors. The chairman shall have general direction over the policies and affairs of the Corporation. The chairman shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties and possess such other powers as usually appertain to the office or as may be assigned by the Board of Directors.

Section 7. PRESIDENT. The president shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless the Board of Directors has designated the chairman of the board or another officer as chief executive officer, the president shall be the chief executive officer of the Corporation. The president shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

Section 8. VICE PRESIDENTS. Any vice president shall perform such duties and possess such powers as the Board of Directors or the president may from time to time prescribe. In the event of the absence, inability or refusal to act of the president, the vice president (or if there shall be more than one, the vice presidents in the order determined by the Board of Directors) shall perform the duties of the president and when so performing shall have all the powers of and be subject to all the restrictions upon the president. The Board of Directors may assign to any vice president the title of executive vice president, senior vice president or any other title selected by the Board of Directors.

Section 9. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall perform such duties and shall have such powers as the Board of Directors or the president may from time to time prescribe. In addition, the secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any assistant secretary shall perform such duties and possess such powers as the Board of Directors, the president or the secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the secretary. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 10. TREASURER AND ASSISTANT TREASURERS. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.  In addition, the treasurer shall perform such duties and have such responsibilities as are incident to the office of the treasurer, and such other duties and responsibilities as may be assigned to the treasurer by the Board of Directors or by the president.  The treasurer shall render to the president and to the Board of Directors whenever requested, an account of the financial condition of the Corporation.   The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the treasurer or by the president or the Board of Directors.

Section 11. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors (or a committee of the Board of Directors) and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the

Board of Directors may designate.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates. Each stockholder, upon written request to the secretary of the Corporation, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the president, the chief executive officer, the chief operating officer, the chief financial officer, the chairman of the board or the vice chairman of the board and countersigned by the secretary, an assistant secretary, the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than twenty (20) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

ARTICLE VIII

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE IX

INDEMNIFICATION

Section 1. INDEMNIFICATION; ADVANCE OF EXPENSES.  To the maximum extent permitted by applicable law in effect from time to time, the Corporation shall indemnify (a) any individual who is a present or former director or officer of the Corporation and who is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise as a director, officer, partner, trustee, employee or agent of such corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise and who is made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of his or her service in that capacity. Reasonable expenses incurred by a present or former director of the Corporation in defending a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall, and reasonable expenses incurred by a present or former officer of the Corporation in defending a proceeding may, be paid or reimbursed by the Corporation in advance of final disposition of a proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation. To the maximum extent permitted by applicable law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 2. SUBSEQUENT AMENDMENT. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 3. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses set forth in this Article IX shall not be exclusive of any other right which any director, officer or non-officer employee may have or hereafter acquire under any statute, provision of the charter of the Corporation or these Bylaws, agreement, vote of stockholders or otherwise.

Section 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer or non-officer employee against any liability of any character asserted against or incurred by the Corporation or any such director, officer or non-officer employee, or arising out of any such person’s corporate status, whether or not the Corporation shall have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article IX.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XI

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of the stock of the Corporation entitled to vote thereon at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such regular or special meeting.

ARTICLE XII

MISCELLANEOUS

Section 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors (including committees). The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

Section 2. VOTING STOCK IN OTHER COMPANIES. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, the chief financial officer, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3. SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 4. PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.